Exhibit 10.7

Supplemental Agreement

SUPPLEMENTAL AGREEMENT (this “Supplemental Agreement”), dated as of October 12, 2021, among Newtown Lane Marketing, Incorporated (to be renamed “Appgate, Inc.” following the consummation of the Specified Transaction on or about the date hereof) (“Parent”), a Delaware corporation and direct or indirect parent of Cyxtera Cybersecurity, Inc. d/b/a Appgate (or its successor), a Delaware corporation (the “Company”), the Company, and Magnetar Financial LLC, as representative of the Holders (the “Representative”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Representative a Note Issuance Agreement (as amended or supplemented, the “Agreement”; capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement), dated as of February 8, 2021, providing for the issuance of Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 4.19 and Section 11.03 of the Agreement provide, among other things, that, in connection with a Public Company Event under clause (1) or (3) of the definition thereof, upon the consummation of which the Company becomes a direct or indirect subsidiary of the Acquiring Person, such Acquiring Person shall execute and deliver to the Representative a supplemental agreement pursuant to which such Acquiring Person shall (i) unconditionally Guarantee the Company’s Obligations and assume all of the Company’s Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents, and, upon such assumption, the Company shall be released from its Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents and (ii) agree to perform the obligations of the “Company Group” under Section 3.2(c) and Section 3.8 of the Note Purchase Agreement and the obligations of the Company under the Registration Rights Agreement;

WHEREAS, Sections 10.01(b) and (c) of the Agreement provide, among other things, that the Company may amend or supplement the Agreement Documents without the consent of any Holder to (i) add a Note Guarantee with respect to the Notes and (ii) provide for the assumption by a Successor Company of any of the obligations of the Company under the Agreement and the Notes pursuant to Article 11 of the Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Parent, the Company and the Representative mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.

2. AGREEMENT TO GUARANTEE AND ASSUMPTION. Parent hereby agrees to (a) guarantee the Company’s Obligations under the Agreement Documents, (b) assume all of the Company’s Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents, on the terms and subject to the conditions set forth in Article 11 and Article 16 of the Agreement and to be bound by all other applicable provisions of the Agreement and (c) agree to perform the obligations of the “Company Group” under Section 3.2(c) and Section 3.8 of the Note Purchase Agreement and the obligations of the Company under the Registration Rights Agreement.

3. EFFECTIVENESS. This Supplemental Agreement shall be effective upon execution by the parties hereto. Upon effectiveness of this Supplemental Agreement, Parent will be a Guarantor under the Agreement and the Company will be released from its Conversion Obligations and Change of Control Conversion Obligations under the Agreement Documents.

4. RECITALS. The recitals contained herein shall be taken as the statements of the Company, Parent and the Representative assumes no responsibility for their correctness. The Representative makes no representations as to the validity of this Supplemental Agreement.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Agreement (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Agreement and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Agreement as to the parties hereto and may be used in lieu of the original Supplemental Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. ACCEPTANCE BY THE REPRESENTATIVE: The Representative assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and Parent. The Representative shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Agreement and make no representation with respect thereto.

9. SEVERABILITY. In case any provision in this Supplemental Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

10. RATIFICATION OF AGREEMENT; SUPPLEMENTAL AGREEMENTS PART OF AGREEMENT. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Agreement shall form a part of the Agreement for all purposes, and every Holder of Notes heretofore or hereafter delivered shall be bound hereby.

(signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above written.

CYXTERA CYBERSECURITY, INC.
D/B/A APPGATE

By:	/s/ Barry Field
Name: Barry Field
Title: CEO

NEWTOWN LANE MARKETING, INCORPORATED

By:	/s/ Jonathan J. Ledecky
Name: Jonathan J. Ledecky
Title: President

MAGNETAR FINANCIAL LLC, as Representative

By:	/s/ Karl Wachter
Name: Karl Wachter
Title: General Counsel

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